Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated May 26, 2005 (this “Agreement”) is entered by and between Credence Systems Corporation, a Delaware corporation (the “Company”) and each of undersigned investors (each individually, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, each of the Investors, Schlumberger Technology Corporation, NPTest Holding Corporation and NPTest Acquisition Corporation are entering into a Settlement Agreement (the “Settlement Agreement”) pursuant to which the Company has agreed to issue to the Investors shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Settlement Agreement also requires the Company and the Investors to execute this Agreement to provide for certain registration rights for the benefit of the Investors.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings. Capitalized terms used in this Agreement not otherwise defined shall have the meanings ascribed to them in the Settlement Agreement.

1.1 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.2 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.3 “Holder” means any Investor or permitted assignee pursuant to Section 2.6 hereof owning of record Registrable Securities that have not been sold to the public.

1.4 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and pursuant to Rule 415 promulgated under the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

1.5 “Registrable Securities” means (i) Common Stock issued pursuant to the Settlement Agreement; and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, this Common Stock. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a Registration Statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

1.6 “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.1 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Investors not to exceed $10,000, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding discounts and commissions relating to a sale).

1.7 “Registration Statement” means a shelf registration statement on Form S-3 pursuant to Rule 415 promulgated under the Securities Act covering the resale of the Registrable Securities.

1.8 “Rule 144” means Rule 144 or any other similar or analogous rule promulgated under the Securities Act.

1.9 “Securities Act” means the Securities Act of 1933, as amended.

1.10 “SEC” or “Commission” means the Securities and Exchange Commission.

2. REGISTRATION.

2.1 Shelf Registration.

(a) Mandatory Registration. Subject to the conditions of this Section 2.1, as soon as reasonably practicable, but in no event later than June 13, 2005 the “Filing Deadline”), the Company shall prepare and file the Registration Statement with respect to all Registrable Securities and use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act, as soon as practicable (but in no event later than 60 days after the filing of the Registration Statement). The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective until the earliest of (i) the date that all of the Registrable Securities have been sold, (ii) 360 days after the time the Registration Statement is first declared effective by the SEC (plus the aggregate number of days during which sales are suspended or the registration statement is not otherwise effective following the initial effective date), (iii) the date that all Registrable Securities covered by the Registration Statement may be sold by the Holders without exceeding the volume restrictions imposed by Rule 144.

(b) Limitation on Registration. Notwithstanding anything to the contrary in this Agreement, the Company may suspend the sales of the Registrable Securities as follows:

(i) During the first one hundred eighty (180) days after the initial effective date of the Registration Statement, twice for not more than thirty (30) calendar days in the aggregate; and

(ii) During the next one hundred eighty (180) days, twice for not more than sixty (60) calendar days in the aggregate;

if, in each such case, the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in his or her good faith judgment, the Company is engaged in a non-public activity or there is a pending material development the disclosure of which would be seriously detrimental to the Company; provided, that the Company shall use all reasonable efforts to lift the suspension at the earliest practicable time; provided, further, that the Company shall not suspend sales hereby unless the Company concurrently suspends sales under each and every other registration statement of the Company currently on file other than registration statements on Form S-8. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to keep the Registration Statement continuously effective during any period in which sales are suspended, and shall ensure that the prospectus has been amended or supplemented from time to time in compliance with applicable law and timely delivered to Holders, except when sales have been suspended as permitted above.

(c) If the Company suspends sales pursuant to the preceding subsection, the Company will again deliver written notice to Holder when such suspension is no longer necessary, within the periods permitted hereby. Holder agrees that, as a condition to the receipt of the registration rights contained herein, upon receipt of any written notice from the Company described in this Section 2.1(c) that suspends sales of Registrable Securities thereunder, Holder shall forthwith discontinue disposition of Registrable Securities and cease to deliver or use the related prospectus until such Holder receives copies of a supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed. The Company shall deliver to Holder any such supplement or amended prospectus electronically and within the suspension periods permitted above.

2.2 Registration Expenses. Except as specifically provided herein, the Company shall bear all Registration Expenses.

2.3 Obligations Of The Company. The Company shall, as soon as practicable:

(a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to add any permitted assignee or transferee of any Holder as a “selling stockholder” therein, subject to receipt of the requisite information regarding such “selling stockholder”;

(c) furnish to the Holders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such limited jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to incur significant cost or qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) furnish to each Holder upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any Registrable Securities pursuant to Form S-3;

(f) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered hereunder to be listed on the Nasdaq National Market; and

(h) include disclosure in the “plan of distribution” section of the prospectus that permits the Holders to sell pursuant to open-market transactions, block trades, and such other means as the Holders reasonably request and to file such amendments or supplements as necessary to permit and effect the same; provided, that the Company shall not disclose that the Holders are or may be deemed to be “underwriters” under the Securities Act or otherwise.

2.4 Delay Of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or Section 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement pursuant to Section 2.1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (statutory or otherwise, as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference in, the Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply (x) to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder or (y) if the Violation arises from the failure of the Holder, directly or indirectly, to deliver a prospectus to the purchaser when a prospectus was timely made available by the Company to the Holder. With respect to the preceding clause, the parties hereto agree that the only written information from the Holder, partner, officer, director, underwriter or controlling person of such Holder shall be the names of the Holder and the number of Registrable Securities issued by the Company to such Holder, in the absence of a written statement from such Holder to the Company that specifically states that such information is being furnished pursuant to this specific section.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.5 exceed the proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.6 Assignment Of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder only to a transferee or assignee of Registrable Securities which (i) is a current shareholder, majority owned subsidiary or affiliated (as defined in the Securities Act) corporate entity or (ii) acquires at least 250,000 shares of Registrable Securities (as adjusted for stock splits and combinations).

2.7 Amendment Of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, the Holders hereby agree to be bound by the provisions hereunder.

2.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, so long as the Company is otherwise subject to the reporting requirements of the Exchange Act, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as such Holder owns any Registrable Securities, furnish to such Holder upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3. MISCELLANEOUS.

3.1 Entire Agreement. This Agreement, the Settlement Agreement, the documents referred to herein and therein and all Schedules and Exhibits hereto and thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties only in the courts of the State of California, County of Santa Clara, or the federal district court serving such county. Each of the Parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.5 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority in interest of the Registrable Shares. No such amendment shall be effective to the extent any such amendment affects any rights specifically granted to a particular Holder and not to the other Holders.

3.6 Delays Or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach, default or noncompliance of another party shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties, shall be cumulative and not alternative.

3.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, and to Investor at the address set forth on the signature page hereof or at such other address as the Company or Investor may designate, with a copy to Investors’ counsel, Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301, Attention: Gregory C. Smith.

3.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

3.9 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

CREDENCE SYSTEMS CORPORATION

By	/s/ BYRON W. MILSTEAD
Name:	Byron W. Milstead
Title:	Vice President and General Counsel

Address:
1421 California Circle
Milpitas, California 95035

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INVESTORS

SCHLUMBERGER TECHNOLOGIES, INC.

By	/s/ TAIK-HAW LIM
Name:	Taik-Haw Lim
Title:	President

Address:

SCHLUMBERGER B.V.

By	/s/ A. R. VERBERG
Name:	A. R. Verberg
Title:	Director

Address:

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